EX_J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 107 to File No. 33-20673); Amendment No. 108 to File No. 811-5514) of the Wilmington Funds of our reports dated June 28, 2013, included in the 2013 Annual Reports to shareholders.

/s/ERNST & YOUNG LLP

Philadelphia, Pennsylvania

August 20, 2013